Exhibit 23.0

Chavez & Koch, CPA’s

2920 N Green Valley Pkwy, Bldg 8 #821
Henderson, NV 89014
ph 702-433-7075
fax 702-451-2863

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated October 7, 2004 on our audit of the financial statements of Nutri Pharmaceuticals Research, Inc. as of July 31, 2004  and December 31, 2003 and to all references to this firm included in the Form 10SB Registration Statement of Nutri Pharmaceuticals Research, Inc.

Henderson, Nevada

Chavez & Koch, CPA’s

December 16, 2004

/s/Chavez & Koch, CPA’s